Exhibit 99.1

TSX: CTI & OTCBB: CHKT

DR. MOHAMMAD AZAB JOINS CHEMOKINE THERAPEUTICS’ BOARD OF DIRECTORS

Vancouver, BC (February 9th, 2006) –Chemokine Therapeutics Corp. (the Company) (OTCBB: CHKT; TSX: CTI), a biotechnology company developing chemokine-based therapies to treat cancer, blood disorders, cardiovascular, and infectious diseases, today announced that Dr. Mohammad Azab, QLT Inc’s former Chief Medical Officer and Executive Vice President of Research and Development, has joined Chemokine Therapeutics’ Board of Directors.

During his tenure with QLT Inc, Dr. Azab was responsible for preclinical research and development, regulatory affairs, quality assurance, clinical research, medical affairs, pharmaceutical development, and device engineering. Since joining QLT in 1997, he engineered the growth of the development functions at QLT to be a core competency for the company that delivered 5 different NDA submissions for 2 products (PHOTOFRIN and VISUDYNE).

Dr. Azab brings more than 20 years of experience in clinical research and the pharmaceutical industry, including medical management for Sanofi (Sanofi-Avantis) Pharmaceuticals’ oncology program working in France and leadership of the clinical drug development in oncology at Zeneca (Astra-Zeneca) Pharmaceuticals in the company’s R&D headquarters in England. During his career, he managed drug development programs that led to the approval and marketing of seven different new chemical entities in the therapeutic areas of oncology, gastroenterology, urology, and ophthalmology.

Dr. Azab received his medical degree from Cairo University in 1979. He practiced as a medical oncologist and received post-graduate training and degrees from the University of Paris-Sud and the University of Pierre and Marie Curie in France. He has authored more than 100 medical papers and abstracts and is an active member of the American Society of Clinical Oncology, the American Association of Cancer Research, and the European Society of Medical Oncology. Dr. Azab also holds an MBA degree with distinction from the Richard Ivey School of Business, University of Western Ontario.

“Dr. Azab’s broad experience in the field of oncology will be of great benefit to Chemokine as we build our presence in this therapeutic area”, stated Dr. Hassan Salari, President and CEO, “Dr. Azab’s understanding of clinical research and drug development will be invaluable as we begin our new phase Ib/II trial for our lead oncology product, CTCE-9908.”

About Chemokine Therapeutics Corp. (TSX: CTI, OTCBB: CHKT)

Chemokine Therapeutics is a product-focused biotechnology company developing drugs that harness the therapeutic potential of stem cells through chemokine pathways. Chemokines are a class of proteins which signal biological responses from stem cells that play a critical role in the growth, differentiation and maturation of cells necessary for fighting infection, as well as tissue repair and regeneration.  Stem cells are the master primitive cells that give rise to all of the cells and organs in the body. Chemokines are one of the major mediators of stem cell activity including stem cell growth, differentiation and maturation. Chemokine Therapeutics is a leader in research in this field. The Company has five products with two lead product candidates in clinical trials;
CTCE-0214, for enhancing the immune system, and CTCE-9908, to prevent the spread of cancer and its continued growth. For more information, please visit its website at www.chemokine.net.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995:  Statements in this document regarding managements' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made.  For this purpose, any statements that are contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, the words "believes", "anticipates", "plans", "intends", "will", "should", "expects", "projects", and similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual results, future circumstances, or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, those associated with the success of research and development programs, the regulatory approval process, competition, securing and maintaining corporate alliances, market acceptance of the Company's products, the availability of government and insurance reimbursements for the Company's products, the strength of intellectual property, financing capability, the potential dilutive effects of any financing, reliance on subcontractors and key personnel and other risks detailed from time-to-time in the Company's public disclosure documents and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information contact:

Corporate Contact: Frederica Bell Director, Investor Relations Chemokine Therapeutics Corp. (604)827-3131 fbell@chemokine.net